Exhibit 10.4

AVP, Inc.

6100 Center Drive, 9th Floor

Los Angeles, California  90045

September 8, 2008

RJSM Partners, LLC

660 Madison Avenue

17th Floor

New York, New York  10065

Re:  Side Letter

To RJSM Partners, LLC:

In reference to your purchase of 50,000 shares of Series B Convertible Preferred Stock pursuant to the Subscription Agreement between you and AVP, Inc. (the “Company”) on the date hereof, the Company hereby agrees that, after the date hereof but prior to the conversion of the Series B Convertible Preferred Stock into shares of common stock of the Company, the Company will not designate any additional authorized but unissued preferred stock as Series B Preferred Stock without the prior written consent of a majority of the holders of the then outstanding shares of Series B Preferred Stock.

As of the date hereof, the Company represents and warrants that there are 94,944 shares of Series B Convertible Preferred Stock currently authorized.  Immediately following the closing of the sale and your purchase of the Series B Convertible Preferred Stock (the “Initial Closing”), there will be 44,944 shares of Series B Convertible Preferred Stock issued to third parties and 50,000 shares of Series B Convertible Preferred Stock issued to RJSM Partners, LLC.  Effective upon the Initial Closing, no other shares of Series B Convertible Preferred Stock shall be issued without the prior written consent of the majority of the Series B Convertible Preferred Stock holders.

This letter agreement should be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law provisions of such state.

[SIGNATURE PAGE FOLLOWS]

Sincerely,
AVP, Inc.

		By:	/s/ Leonard Armato
Name: Leonard Armato
Title: CEO, Chairman, and Commissioner

ACKNOWLEDGED:

RJSM Partners, LLC

By:	/s/ Nicholas Lewin
Name: Nicholas Lewin
Title: Managing Member

Side Letter Signature Page